Exhibit 4.1

COMMON STOCK	COMMON STOCK

PAR VALUE $0.01 PER SHARE	THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA [AND JERSEY CITY, NJ]

Certificate Number ZQ 000000	foursquare capital corp. INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND	Shares * * 600620 * * * * * * * * * 600620 * * * * * * * * * 600620 * * * * * * * * * 600620 * * * * * * * * * 600620 * *

THIS CERTIFIES THAT	MR. SAMPLE & MRS. SAMPLE	CUSIP

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of	* * * SIX HUNDRED THOUSAND SIX HUNDRED AND TWENTY * * *	SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION
FULLY-PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF
Foursquare Capital Corp. (hereinafter called the “Corporation”), transferable on the books of the Corporation in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter and the bylaws of the Corporation (copies of which are on file with the Corporation and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED <<Month Day, Year>> COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR,
Chief Executive Officer

BY

AUTHORIZED SIGNATURE

Assistant Secretary

Foursquare Capital Corp.	CUSIP	XXXXXX XX X
	Holder ID	XXXXXXXXXX
	Insurance Value	1,000,000.00
PO BOX 43004, Providence, RI 02940-3004	Number of Shares	123456
	DTC	12345678 123456789012345
MR A SAMPLE	Certificate Numbers	Num/No.	Denom.	Total
DESIGNATION (IF ANY)	1234567890/1234567890	1	1	1
ADD 1	1234567890/1234567890	2	2	2
ADD 2	1234567890/1234567890	3	3	3
ADD 3	1234567890/1234567890	4	4	4
ADD 4	1234567890/1234567890	5	5	5
	1234567890/1234567890	6	6	6
	Total Transaction			7

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FOURSQUARE CAPITAL CORP.
THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS AUTHORITY TO ISSUE AND (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE CORPORATION, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE CORPORATION A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT- . . . . . . . . . .Custodian . . . . . . . . . . . . .
(Cust) (Minor)
TEN ENT	–	as tenants by the entireties	under Uniform Gifts to Minors Act . . . . . . . . . . . . .
(State)
JT TEN	–	as joint tenants with right of survivorship and not as	UNIF TRF MIN ACT . . . . . . . . . . . . . . .Custodian (until age. . . ). . . . . . . . . . .
		tenants in common	(Cust) (Minor)
under Uniform Transfer to Minors Act . . . . . . . . . . . . .
(State)

Additional abbreviations may also be used though not in the above list.
The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s charter, (i) no Person may Beneficially Own or Constructively Own shares of Common Stock in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock unless such Person is exempt from such limitations or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the total outstanding shares of Capital Stock, unless such Person is exempt from such limitations or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) any Transfer of shares of Capital Stock that, if effective would result in the Capital Stock being beneficially owned by less than 100 persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of the Capital Stock. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice to the Corporation. If any of the restrictions on transfer or ownership as set forth in (i) through (iii) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i) through (iii) above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

For value received,		hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)			PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Shares

of the shares of stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney

to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

Dated:		20

Signature:

Signature :

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

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SECURITY INSTRUCTIONS THIS IS WATERMARKED PAPER. DO NOT ACCEPT WITHOUT NOTICING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.